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               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP




Atlanta, Georgia
January 23, 1998